Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated July 14, 2006 relating to the consolidated financial statements of MIV Therapeutics, Inc., and to the reference to our firm under the caption "Experts" in the related Prospectus of MIV Therapeutics, Inc., for the registration of up to 25,351,000 shares of its common stock and 13,303,000 transferable common stock purchase warrants.

"DMCL"
Dale Matheson Carr-Hilton LaBonte LLP
DMCL Chartered Accountants

Vancouver, Canada
November 30, 2007